THIS INSTRUMENT IS SUBJECT TO THE SUBORDINATION PROVISIONS CONTAINED IN PARAGRAPH 7 HEREOF. NOTWITHSTANDING ANY CONTRARY STATEMENT CONTAINED IN THIS INSTRUMENT, NO PAYMENT ON ACCOUNT OF THE PRINCIPAL OR INTEREST HEREOF SHALL BECOME DUE OR BE PAID EXCEPT IN ACCORDANCE WITH THE TERMS OF PARAGRAPH 7 HEREOF.


                             AM COMMUNICATIONS, INC.

                       SUBORDINATED CONVERTIBLE DEBENTURE


No.:__________________

$                                                                March 31, 2003
 -----------------------------------


THIS DEBENTURE HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AS TO THE DEBENTURE OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


         FOR VALUE RECEIVED, the undersigned, AM COMMUNICATIONS, INC., a Delaware corporation (the "Company"), hereby promises to pay to ________________ (the "Lender"), or his registered assigns, the principal sum of __________________________ ($___________) DOLLARS (the "Investment Amount"), as
hereinafter provided, together with interest (computed on the basis of a three hundred sixty-five (365) day year) on the unpaid principal balance of this Debenture from the date of this Debenture until paid, at the rate of twelve and one-half percent (12.5%) per annum.

         1. PAYMENT.

                  (a) Payments of the principal of and interest on this Debenture shall be made in lawful money of the United States of America at the current address of the registered Holder (as such term is defined hereinafter) of this Debenture as recorded in the Company's books. The initial address of Lender for such purposes is ______________________________________, and changes in said address shall be reflected on the Company's books upon written notice from the registered Holder of this Debenture.

                  (b) Subject to the provisions of paragraph 7 hereof, interest accruing on the outstanding principal balance of this Debenture during each calendar quarter shall be paid on the first business day of the next calendar quarter, commencing on July 1, 2003 and continuing on the first business day on or after each January 1, April 1, July 1 and October 1 thereafter until the Maturity Date (as such term is defined hereinafter). There shall be a 30 day grace period for payments to be made hereunder (but interest shall be computed to the actual date of payment).

                  (c) Subject to the provisions of paragraph 7 hereof, the principal balance of this Debenture, if any, outstanding on September 30, 2005 (the "Maturity Date"), plus all accrued and unpaid interest thereon, shall be paid in full on the Maturity Date.

                  (d) The outstanding principal balance of this Debenture, together with all accrued but unpaid interest thereon, may be prepaid in whole or in part, at the Company's option at any time prior to the Maturity Date, without penalty or premium, so long as the Company complies with the subordination provisions hereof and provides written notice of prepayment to the registered Holder of this Debenture at least thirty (30) days prior to the date fixed for prepayment (the "Prepayment Date").

         2. REGISTRATION AND TRANSFER.

                  (a) The Company shall maintain at its principal executive offices a register for this Debenture, in which the Company shall record the name and address of the person in whose name this Debenture has been issued and the name and address of each transferee and prior owner thereof. The Company may deem and treat the person in whose name this Debenture is so registered as the Holder and owner thereof for all purposes and all notices hereunder to the registered Holder may be sent to the address indicated on such register.

                  (b) This Debenture may be transferred only by the surrendering thereof for registration of transfer duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder. The Company may condition its registration of such transfer upon (a) the Company's receipt of an opinion of counsel reasonably acceptable to the Company that the transfer of the Debenture does not violate the Act or any state securities or blue sky laws, and
(b) the payment to it of a sum sufficient to cover any stamp tax or other governmental charge imposed in respect of such transfer.

                  (c) Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Debenture, and (in the case of loss, theft or destruction) of indemnification satisfactory to the Company, and upon surrender and cancellation of this Debenture, if mutilated, the Company shall execute and deliver a new Debenture of like tenor and date.

         3. COMMON STOCK PURCHASE RIGHTS.

                  (a) As additional consideration for the credit to be extended by the Lender to the Company pursuant to the terms and provisions of this Debenture, the registered Holder of this Debenture may at any time and from time to time prior to the Expiration Date (as such term is defined hereinafter) purchase, through the conversion of the then outstanding principal balance of this Debenture, that number of shares of the Company's Common Stock, $0.10 par value per share (the "Common Stock"), equal to the result obtained when the outstanding principal balance of the Debenture which is being converted is divided by the Conversion Price (as defined herein). Such purchase right shall automatically terminate at 5:00 P.M., local time in Philadelphia, Pennsylvania, on the earlier to occur (the "Expiration Date") of (i) the Maturity Date, or
(ii) the Prepayment Date on which the outstanding principal balance of this Debenture is paid in full. The initial Conversion Price shall be equal to $0.18 per share, which is acknowledged by the Company and the Lender to be the average of the closing price of the Common Stock, as reported at 4:00 p.m. E.S.T. on the OTC Electronic Bulletin Board, for the five (5) trading days immediately preceding the date on which the Investment Amount was paid in full to the Company. The purchase price for any shares of the Common Stock elected to be purchased by the registered Holder of this Debenture pursuant to the terms and provisions of this subparagraph 3(a) will be satisfied by applying the then outstanding principal balance of this Debenture towards the purchase price.

                  (b) The Common Stock purchase rights evidenced by this Debenture shall be exercised, from time to time prior to the Expiration Date, by the registered Holder hereof giving written notice of exercise to the Company's Secretary, signed by the registered Holder and stating the number of shares of Common Stock to be purchased and the name or names in which the Conversion Certificate (as hereinafter defined) is to be issued, accompanied by this Debenture. Such notice shall be deemed to be given on the date on which it is received by the Secretary of the Company (the "Effective Date"), and such notice shall be irrevocable once given. All interest on the principal amount of this Debenture being converted shall cease to accrue as of the Effective Date.

                  (c) Within fifteen (15) days after the delivery of the notice specified in subparagraph 3(b) above, and the satisfaction of all other conditions precedent set forth herein, the Company shall deliver to the registered Holder of this Debenture a certificate (the "Conversion Certificate") for the number of shares of Common Stock to which such Holder is entitled and, in the case of a conversion of less than all of the then outstanding principal balance of this Debenture, the Company shall cancel this Debenture upon the surrender hereof and shall execute and deliver a new debenture, of like tenor, for the principal balance remaining outstanding hereunder after the issuance of the Conversion Certificate. The Company may condition delivery of any Conversion Certificate upon the prior receipt from the registered Holder of this Debenture of any undertakings that the Company may reasonably determine are required to ensure that the Conversion Certificate is being issued in compliance with all applicable Federal and state securities laws. The Conversion Certificate shall be deemed to be effective, and the shares of Common Stock issued in accordance therewith, on the Effective Date.

                  (d) Neither the registered Holder of this Debenture nor his designees shall have any rights as a shareholder of the Company until a conversion of this Debenture and the issuance of a Conversion Certificate representing shares of the Common Stock, as provided for herein.

                  (e) Any Conversion Certificate issued pursuant to this Debenture, unless all of the shares of the Common Stock represented by such Conversion Certificate have been registered under the Act and all applicable state securities laws pursuant to the provisions of paragraph 4 below, shall contain the following legend:

                  THESE SHARES HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS RELATING TO THESE SHARES OR RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED.

                  (f) The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of the Common Stock purchase rights provided for herein all shares of its Common Stock or other shares of capital stock of the Company from time to time issuable upon a conversion of this Debenture. All such shares shall be duly authorized and, when issued upon the exercise of the Common Stock purchase rights/conversion rights provided for herein in accordance with the terms hereof, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale (other than any restrictions on sale pursuant to applicable federal and state securities laws) and free and clear of all preemptive rights.

                  (g) The Company will not issue a fractional share of Common Stock upon a conversion of this Debenture or the exercise of the Common Stock purchase rights provided for herein. Instead, the Company will deliver its check to the Holder for the current market value of the fractional share. The current market value of a fraction of a share is determined as follows: multiply the Market Price (as defined below) of a full share by the fraction of a share and round the result to the nearest cent.

         4. REGISTRATION RIGHTS AND RELATED PROVISIONS.

                  (a) Certain Definitions. As used in this paragraph 4 and elsewhere in this Agreement, the following terms shall have the following respective meanings:

                  "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

                  "Holder" shall mean, individually or collectively as the context requires, any and all record owners of any then outstanding share of Restricted Stock.

                  "Initial Public Offering" means the first Qualified Public Offering of the Common Stock of the Company for the account of the Company and offered on a "firm commitment" or basis pursuant to an offering registered under the Securities Act with the Commission on Form S-1, Form SB-2, or their then equivalents, occurring on or after the date hereof.

                  "Person" shall include any natural person, corporation, trust, association, company, partnership, joint venture and other entity and any government, governmental agency, instrumentality or political subdivision.

                  "Qualified Public Offering" means a fully underwritten public offering of the Common Stock of the Company pursuant to an effective registration under the Securities Act in which the aggregate gross proceeds received by the Company exceed $5,000,000.00.

                  "Restricted Stock" shall mean all of the shares of Common Stock issued or issuable pursuant to this Debenture other than shares which have been (a) registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them, (b) sold pursuant to Section 4(1) of the Securities Act, (c) sold pursuant to Rule 144 under the Securities Act, or (d) eligible for sale pursuant to Rule 144 under the Securities Act.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

                  (b) Piggy-Back Registration. If, at any time after the Company has completed an Initial Public Offering, the Company proposes to register any of the shares of its Common Stock under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, Form S-8 or another form not available for registering the Restricted Stock for sale to the public), each such time it will give prompt written notice to each Holder of its intention to do so. Upon the written request of a Holder, received by the Company within 20 days after the receipt by such Holder of any such notice from the Company, the Company will use its best efforts to cause the Restricted Stock then owned by any Holder as to which registration shall have been so requested to be included in the shares of its Common Stock to be covered by the registration statement proposed to be filed by the Company, all to the extent necessary to permit the sale or other disposition by the Holder(s) of such Restricted Stock so registered. Notwithstanding the foregoing provisions, the Company may withdraw any registration statement referred to in this paragraph 4(b) and, in connection with any offering involving an underwriting of Common Stock to be issued by the Company or to be sold by any other holder of the Company's Common Stock, if the managing underwriter for such offering shall impose a limitation on the number of shares of the Restricted Stock which may be included in the registration statement, because, in its judgment, such limitation is necessary to effect an orderly public distribution, then the

Company shall be obligated to include in such registration statement only that number of shares of the Restricted Stock as the managing underwriter believes will not jeopardize the success of the offering, in each case without thereby incurring any liability to any Holder of the Restricted Stock. The Company shall advise all Holders of the Restricted Stock requested to be included in any registration pursuant to this paragraph 4(b) of a withdrawal of the registration statement or the imposition of any such restrictions by the managing underwriter, and the number of shares that may be included in the registration and underwriting shall be allocated first to all securities proposed by the Company to be sold for its own account, and second among such Holders and the holders of all of other securities of the Company requested to be included in such registration pro-rata among such Holders and such other holders in proportion to the respective number of shares held by such Holders and such other holders at the time of the filing of the registration statement.

                  (c) Registration Procedures. If and whenever the Company is required by the provisions of paragraph 4(b) to use its best efforts to effect the registration of any shares of Restricted Stock under the Securities Act, the Company will, as expeditiously as possible:

                           (i) use its best efforts to keep such registration
statement effective for up to ninety (90) days;

                           (ii) prepare and file with the Commission such
amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph 4(c)(i) above;

                           (iii) furnish to each seller of Restricted Stock and
to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Restricted Stock covered by such registration statement;

                           (iv) use its best efforts to register or qualify the
Restricted Stock covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the sellers of the Restricted Stock or, in the case of an underwritten public offering, the managing underwriter, shall reasonably request, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

                           (v) use its best efforts to list the Restricted Stock
covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;

                           (vi) immediately notify each seller of Restricted
Stock and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                           (vii) if the offering is underwritten and at the
request of any seller of Restricted Stock, use its best efforts to furnish on the date that Restricted Stock is delivered to the underwriters for sale pursuant to such registration: (i) an opinion of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to such seller, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements contained therein) and
(C) to such other effects as reasonably may be requested by counsel for the underwriters or by such seller or its counsel and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters and to such seller, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request; and

                           (viii) make available for inspection by each seller
of Restricted Stock, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

                  The period of distribution of Restricted Stock in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Restricted Stock in any other registration shall be deemed to extend until the earlier of the sale of all Restricted Stock covered thereby and 90 days after the effective date thereof.

                  In connection with each registration of Restricted Stock pursuant to paragraph 4(b) hereof in a Qualified Public Offering, the Company and each seller agree to enter into a written agreement with the managing underwriter in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature.

                  (d) Expenses. All expenses incurred by the Company in complying with this paragraph 4, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of insurance and fees and disbursements of one counsel for the sellers of Restricted Stock, but excluding any Selling Expenses, are called "Registration Expenses". All underwriting discounts and selling commissions applicable to the sale of Restricted Stock are called "Selling Expenses".

                  The Company will pay all Registration Expenses in connection with each registration statement filed hereunder. All Selling Expenses incurred in connection with each registration statement filed hereunder shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such participating sellers as they may otherwise agree.

                  (e) Indemnification and Contribution. (i) In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to this paragraph 4, the Company will indemnify and hold harmless each seller of such Restricted Stock thereunder, and each other person, if any, who controls such seller within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Restricted Stock was registered under the Securities Act pursuant to this paragraph 4, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such seller and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission (A) so made in conformity with information furnished by any such seller or any such controlling person in writing specifically for use in such registration statement or prospectus, or (B) contained in a preliminary prospectus and subsequently corrected in a final or amended prospectus copies of which were delivered to any such seller or any such controlling person on a timely basis.

                           (ii) In the event of a registration of any of the
Restricted Stock under the Securities Act pursuant to this paragraph 4, each seller of such Restricted Stock thereunder, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Restricted Stock was registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability directly arises out of or is directly based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus, and provided, further, however, that the liability of each seller hereunder shall be limited to, amount equal to greater of (i) the proceeds received by such seller from the sale of the Restricted Stock sold in such registration, or (ii) the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the shares sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder.

                           (iii) Promptly after receipt by an indemnified party
hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this paragraph 4(e) and shall only relieve it from any liability which it may have to such indemnified party under this paragraph if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this paragraph 4(e) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

                           (iv) In order to provide for just and equitable
contribution to joint liability under the Securities Act in any case in which either (A) any indemnified party exercising rights under this paragraph 4, or any controlling person of any such indemnified party makes a claim for indemnification pursuant to this paragraph but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this paragraph provides for indemnification in such case, or (B) contribution under the Securities Act may be required on the part of any such indemnified party or any such controlling person in circumstances for which indemnification is provided under this paragraph; then, and in each such case, the indemnified party and the indemnifying party will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that any Holder of Restricted Stock is responsible for the portion represented by the percentage that the public offering price of its Restricted Stock offered by the registration statement bears to the public offering price of all securities offered by such registration statement, and the Company is responsible for the remaining portion; provided, however, that, in any such case, (x) no such Holder will be required to contribute any amount in excess of the public offering price of all such Restricted Stock offered by it pursuant to such registration statement; and (y) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                  (f) Changes in Common Stock. If, and as often as, there is any change in the Common Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the registration rights and privileges granted pursuant to this paragraph 4 shall continue with respect to the Restricted Stock as so changed.

                  (g) Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Stock to the public without registration, at all times hereafter, the Company agrees to use its best efforts to:

                           (i) make and keep public information available, as
those terms are understood and defined in Rule 144 under the Securities Act;

                           (ii) file with the Commission in a timely manner all
reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                           (iii) furnish to each Holder forthwith upon request a
written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any Restricted Stock without registration.

                  (h) Information to be Provided by Holder. The Holders of Restricted Stock to be included in any registration effected hereunder shall furnish to the Company such information regarding such Holders and the distribution proposed by such Holders as the Company may reasonably request in writing or as may otherwise be required by applicable laws. The obligations of a Holder under this paragraph 4(h) shall be a condition precedent to such Holder's participation in any registration effected pursuant to this Agreement.

                  (i) Transfer of Registration Rights. The rights to cause the Company to register securities granted the Holders under this paragraph 4 may be assigned to a transferee or assignee of the underlying Restricted Stock, provided that the Company is given written notice at the time of, or within a reasonable time after, said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned and provided further that the transferee or assignee of such rights expressly assumes the obligations herein provided.

                  (j) "Market Stand-off" Agreement. (i) Any Holder, if requested by the Company and an underwriter of Common Stock (or other securities) of the Company, shall, upon written notice from the Company, not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such party, and not being sold in a registration described in this paragraph 4, for a period of up to one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act; provided that all control persons, officers and directors of the Company enter into restrictions that are at least as onerous. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said period.

                           (ii) In addition, each Holder of Restricted Stock
agrees by acquisition of such Restricted Stock not to sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of any equity securities of the Company, during the ten days prior to and the 90 days (or such longer period as required by the underwriter) after the effective date of any underwritten registration pursuant to this paragraph 4 has become effective, except as part of such underwritten registration, whether or not such Holder participates in such registration, and except as otherwise permitted by the managing underwriter of such underwriting (if any). Each Holder of Restricted Stock agrees that the Company may instruct its transfer agent to place stop transfer notations in its records to enforce this paragraph 4(j).

                           (iii) The Company agrees not to sell, make any short
sale of, loan, grant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities during the ten days prior to and the 90 days after the effective date of any registration pursuant to this paragraph 4 has become effective, except (A) as part of such registration, (B) pursuant to registrations on Form S-4 or S-8 or any successor or similar forms thereto or (C) as otherwise permitted by the managing underwriter of such offering (if any).

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                           (iv) No Person may participate in any underwritten
offering hereunder unless such Person (A) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved, subject to the terms and conditions hereof, by the Person or a majority of the Persons entitled to approve such arrangements and (B) completes and executes all agreements, questionnaires, indemnities and other documents (other than powers of attorney) required under the terms of such underwriting arrangements.

         5. ADJUSTMENT FOR CAPITAL CHANGES; MERGER OR CONSOLIDATION; NON-DILUTION PROVISIONS.

                  (a) In the event of a stock dividend, stock split, recapitalization, combination, subdivision or other similar corporate change with respect to the capital stock of the Company, the Board of Directors of the Company shall make an appropriate and proportional adjustment in the aggregate number of shares of Common Stock into which this Debenture is convertible and/or the Conversion Price per share of Common Stock.

                  (b) If any merger or consolidation of the Company shall occur, then, as a condition to such merger or consolidation, lawful and adequate provision shall be made whereby the registered Holder of this Debenture shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified herein (including without limitation payment of the applicable Conversion Price) and in lieu of the shares of Common Stock of the Company immediately theretofore receivable upon conversion of this Debenture, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for such shares of Common Stock immediately theretofore receivable by such Holder had such merger or consolidation not taken place. The Company shall not effect any such consolidation or merger unless, prior to or simultaneously with the consummation thereof, the successor (if other than the Company) resulting from such consolidation or merger shall assume, by written instrument executed and delivered to the Holder, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to receive.

                  (c) The Conversion Price shall also be subject to automatic adjustment from time to time as follows:

                           (i) If the Company shall at any time or from time to
time hereafter issue (an "Issuance") (A) any shares of the Common Stock at a price per share which is lower than the Market Price (as such term is defined hereinafter) of the Common Stock on the date of such Issuance, or (B) any options, warrants or other securities of the Company convertible into or exchangeable for shares of the Common Stock (the "Convertible Securities") and the exercise price established in such security for a share of the Common Stock is lower than the Market Price of the Common Stock on the date on which such convertible security is issued, the Conversion Price shall forthwith be adjusted to an amount determined by multiplying that Conversion Price and the result obtained by dividing (A) an amount equal to the sum of (1) the total number of shares of the Common Stock outstanding (on a fully diluted basis) immediately prior to such Issuance, including without limitation the maximum number of shares of the Common Stock issuable upon a conversion of this Debenture and upon the conversion, exchange or exercise of all then outstanding convertible securities, multiplied by the Market Price (the "Current Value") plus (2) the aggregate consideration received by the Company in connection with the Issuance (which for any Convertible Security shall be deemed to be equal to the sum of the price or other consideration paid by the purchaser to obtain the Convertible Security and the aggregate consideration payable upon the exercise, exchange or conversion of such Convertible Security for shares of the Common Stock); by (B) an amount equal to the sum of (1) that Current Value and (y) the aggregate consideration that would have been received by the Company if the securities sold in connection with the Issuance had been sold by the Company for the Market Price (which for any Convertible Security shall be deemed to be equal to the sum of the price or other consideration paid by the purchaser to obtain the Convertible Security and the Market Price multiplied by the number of shares of Common Stock issuable upon any exercise, exchange or conversion of such Convertible Security). The adjustment shall be made successively whenever any such Issuance is made, and shall become effective immediately after such Issuance.

                           (ii) For purposes of the above calculations, the
number of shares of Common Stock outstanding immediately prior to the Issuance shall not include any additional Common Stock issuable solely as a result of the adjustment of the Conversion Price resulting from the application of the foregoing provisions. Notwithstanding the foregoing, an Issuance shall not include, for purposes of any adjustment to the Conversion Price, the issuance of any shares of Common Stock or other securities of the Company pursuant to any options, warrants, convertible securities or other rights outstanding on the date hereof or the granting of options (and the issuance of shares of the Common Stock pursuant to such option) to employees, officers or directors or other key individuals providing services to the Company, provided such options are specifically approved in advance by a majority of the Board of Directors of the Company (or by such greater percentage as may be required for the particular action by the Company's by-laws) or are issued pursuant to the terms and provisions of the Company's 1999 Stock Option Plan. Notwithstanding anything in the foregoing to the contrary, no adjustment shall be made upon the conversion, exchange or exercise of Convertible Securities into Common Stock.

                           (iii) For the purposes of any adjustment of the
Conversion Price as set forth above:

                                    (A) In the case of the issuance of Common
                                    Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor.

                                    (B) In the case of the issuance of Common
                                    Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof, as determined in good faith by the Board of Directors.

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

                  (d) No adjustment to the Conversion Price need be made hereunder for a change in the par value of the Common Stock. Notwithstanding anything to the contrary contained herein, no adjustment to the Conversion Price shall be made if, as a result of such adjustment, the Conversion Price would be less than the then current par value of the Common Stock

                  (e) As used herein, "Market Price" per share of Common Stock shall mean the closing price of the Common Stock on the last trade date prior to the date of determination, as reported at 4:00 p.m. E.S.T. by Nasdaq, or the primary national securities exchange on which the Common Stock is then quoted; provided, however, that if quotes for the Common Stock are not reported by Nasdaq and the Common Stock is neither traded on the Nasdaq National Market, on a national securities exchange, on the Nasdaq Small Cap Market nor on the OTC Electronic Bulletin Board, the price referred to above shall be the price reflected in the over-the-counter market as reported by the National Quotation Bureau, Inc. or any organization performing a similar function, and provided, further, that if the Common Stock is not then publicly traded, the Market Price shall be determined by the Board of Directors of the Company.

                  (f) Upon any adjustment of the Conversion Price as provided in this paragraph 5, the number of shares of Common Stock purchasable upon the conversion of this Debenture, at the Conversion Price resulting from such adjustment, shall be equal to the number of shares of Common Stock obtained by multiplying the Conversion Price in effect immediately prior to such adjustment and the number of shares of Common Stock issuable on the exercise of this Debenture immediately prior to such adjustment, and then dividing the number so obtained by the Conversion Price resulting from such adjustment.

                  (g) Upon any adjustment of the Conversion Price and/or the number of shares of the Common Stock issuable pursuant to a conversion of this Debenture, the Company shall give written notice to the registered Holder of this Debenture, which notice shall state the Conversion Price and the number of shares of the Common Stock issuable upon a conversion of this Debenture resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

         6. EVENTS OF DEFAULT.

                  (a) If one or more of the following events of default shall occur (an "Event of Default"):

                           (i) The Company shall default in the payment of any principal of or interest on this Debenture, and such failure shall continue uncured for thirty (30) days after written notice thereof is provided by Lender to the Company (unless such payment default arises solely as a result of the Company's compliance with the subordination provisions set forth herein); or

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

                           (ii) The Company shall materially default in the performance of any other term or provision herein and such default shall not be cured within a reasonable time after written notice, not to exceed sixty (60) days (unless such default arises solely as a result of the Company's compliance with the subordination provisions set forth herein), or if any representation or warranty of Company herein shall prove to be materially false or misleading when made; or

                           (iii) The Company shall be declared, by a court of competent jurisdiction, a bankrupt or insolvent;

then during the continuance of any such Event of Default (subject to paragraph 7 below), the registered Holder of this Debenture may declare by written notice all the then unpaid principal amount of this Debenture to be due and payable, upon which the same shall forthwith become due and payable, together with the interest accrued thereon, without presentation, demand, protest or notice of dishonor, all of which the Company hereby waives.

                  (b) Should the indebtedness represented by this Debenture or any part thereof be collected in any proceeding or placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal and interest due and payable hereon, all costs of collecting this Debenture, including reasonable attorneys' fees and expenses.

         7. SENIOR INDEBTEDNESS

                  (a) The term "Senior Indebtedness", as utilized herein, means the principal of, premium, if any, and interest on all indebtedness of the Company and any of its direct or indirect subsidiaries (collectively, the "Borrowers"), as well as all fees and expenses at any time accruing with respect to such indebtedness, whether outstanding on the date on which this Debenture is issued or thereafter created, incurred or assumed, in respect of borrowed money from any bank, savings and loan, insurance company, finance company or other financial institution, and their successors and assigns (collectively, the "Bank"), including, without limitation, any and all post-petition interest and costs from and after the date of filing of a petition by or against any Borrower under federal bankruptcy law, whether or not allowed as a claim in such proceeding or enforceable or recoverable against such Borrower or its bankruptcy estate).

                  (b) This Debenture and the obligations of the Company hereunder are subordinated and postponed to the indefeasible payment and satisfaction in full of the Senior Indebtedness in accordance with and subject to the terms hereof. So long as no event of default (or event which, with the passage of time or giving of notice or both, will become an event of default) has occurred with respect to any Senior Indebtedness and is then outstanding, the Company (but no other Borrower) shall be permitted to make interest payments when due to the registered Holder of this Debenture (such Holder is hereinafter referred to in this paragraph 7 as the "Holder"). If the Company fails to make any interest payment when due to the Holder, then the Holder shall have the right to commence collection proceedings against the Company in respect of such interest payment, provided that (i) notwithstanding anything to the contrary contained in this Debenture, the Holder shall not be entitled to accelerate the unpaid principal amount of this Debenture, and (ii) all proceeds of any such

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

collection proceeding (net of the Holder's expenses incurred in connection with such proceeding) shall be held and paid over by the Holder to the Bank in accordance with paragraph 7(d) below. All Senior Indebtedness (including principal, interest, fees, expenses, premiums and penalties) must be paid in full before any principal payments may be made by the Company to the Holder.

                  (c) Notwithstanding any contrary provision contained herein, in the event of (i) any liquidation, dissolution or other winding-up of the Company, or of any receivership, insolvency, liquidation, readjustment, reorganization or other similar proceeding relative to the Company or its property, or (ii) any other event of default occurring and continuing with respect to any Senior Indebtedness, all Senior Indebtedness (including principal, interest, fees, expenses, premium and penalty) shall be paid in full before any payment (whether principal, interest or otherwise) shall be made with respect to the Debenture.

                  (d) Should the Holder directly or indirectly receive any payment or distribution not permitted by the provisions of this Debenture or any collateral or proceeds thereof, prior to the full and indefeasible payment and satisfaction of the Senior Indebtedness and the termination of all financing arrangements between the Bank and the Borrowers, the Holder will deliver the same to the Bank in the form received (except for the endorsement or assignment of the Holder where necessary), for application to the Senior Indebtedness in such order and manner as the Bank may elect. Until so delivered, the Holder shall hold the same, in trust, for the Bank as property of the Bank, and shall not commingle such property of the Bank with any other property held by the Holder. In the event the Holder fails to make any such endorsement or assignment, the Bank, or any of its officers or employees on behalf of the Bank, is hereby irrevocably authorized in its own name or in the name of the Holder to make such endorsement or assignment and is hereby irrevocably appointed as the Holder's attorney-in-fact for those purposes.

                  (e) The Holder hereby consents that, at any time and from time to time, without further consent of or notice to the Holder and without in any manner affecting, impairing, lessening or releasing any of the provisions of this Debenture, the Bank may, in its sole discretion: (i) renew, compromise, extend, expand, postpone, waive, accelerate, terminate, change the payment terms of, or otherwise modify any Senior Indebtedness or amend, restate, renew, replace or terminate any and all other agreements now or hereafter related to any Senior Indebtedness; (ii) extend credit to any Borrower in whatever amount on a secured or unsecured basis or take other support for any Senior Indebtedness and exchange, enforce, waive, sell, transfer, collect, adjust or release any such security or other support or any part thereof; (iii) apply any and all payments or proceeds of such security or other support in any order or manner as the Bank, in its discretion, may determine; and (iv) release or substitute any party liable on any Senior Indebtedness, any guarantor of any Senior Indebtedness, or any other party providing support for any Senior Indebtedness.

                  (f) This Debenture will not be affected, impaired or released by any delay or failure of the Bank to exercise any of its rights and remedies against the Borrowers or any guarantor or under any Senior Indebtedness or against any collateral, by any failure of the Bank to take steps to perfect or maintain its lien on, or to preserve any rights to, any collateral by any irregularity, unenforceability or invalidity of any Senior Indebtedness or any part thereof or any security or guarantee therefor, or by any other event or circumstance which otherwise might constitute a defense available to, or a discharge of, the Borrowers or a subordinated creditor. The Holder hereby waives demand, presentment for performance, protest, notice of dishonor and of protest with respect to any Senior Indebtedness and the collateral, notice of acceptance of this paragraph 7 by the Bank, notice of the making of any Senior Indebtedness and notice of default under any Senior Indebtedness.

                  (g) Nothing in this Debenture will obligate the Bank to grant credit to, or continue financing arrangements with, the Borrowers.

                  (h) No Borrower shall grant and the Holder shall not take any lien on or security interest in any Borrower's property, now owned or hereafter acquired or created, without the prior written consent of the Bank.

                  (i) The Bank may, in its discretion, file a proof of claim for or collect the Holder's claim first for the benefit of the Bank to the extent of the unpaid Senior Indebtedness and then for the benefit of the Holder (but without creating any duty or liability to the Holder other than to remit to the Holder distributions, if any, actually received in such proceedings after the Senior Indebtedness has been paid and satisfied in full) directly from the receiver, trustee, custodian, liquidator or representative of any Borrower's estate in such proceeding. The Borrowers and the Holder shall furnish all assignments, powers or other documents requested by the Bank to facilitate such direct collection by the Bank.

                  (j) Neither the Holder nor any Borrower may modify, supplement, amend, renew, extend or replace any of the terms of this Debenture without the prior written consent of the Bank, or enter into any new agreement, instrument or document in respect of the indebtedness evidenced by this Debenture after the date hereof, provided that if any such agreement, instrument or document (including, without limitation, this Debenture) is so modified, supplemented, amended, renewed, extended, replaced or entered into, such agreement, instrument or document shall be subject to the terms hereof.

                  (k) This is a continuing agreement and will remain in full force and effect until all of the Senior Indebtedness has been indefeasibly paid and satisfied and until all the agreement, instruments and documents evidencing any of the Senior Indebtedness have been terminated. This Debenture will continue to be effective or will be reinstated, as the case may be, if at any time payment of all or any part of the Senior Indebtedness is rescinded or must otherwise be returned by the Bank upon insolvency, bankruptcy, or reorganization of any Borrower or otherwise, all as though such payment had not been made.

                  (l) No delay or omission on the part of the Bank to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power or any acquiescence therein, nor will the action or inaction of the Bank impair any right or power arising hereunder. The Bank's rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Bank may have under other agreements, at law or in equity. Nothing in this Debenture is intended to modify, alter, reduce or impair any rights which the Bank may have against any Borrower under any other agreement, instrument or document.

         8. MISCELLANEOUS.

                  (a) If the date of any payment required by this Debenture be Saturday, Sunday or a bank holiday, such payment shall be payable on the first business day following such date.

                  (b) The Company hereby expressly waives presentment, demand, protest or any other notice whatsoever.

                  (c) This Debenture and the terms and provisions hereof shall be governed by and interpreted in accordance with the laws of the Commonwealth of Pennsylvania, without regard to its conflict of laws rules.

                  (d) This Debenture shall be binding upon and shall inure to the benefit of the parties hereto, their successors, heirs and assigns.

         9. COMPANY REPRESENTATIONS AND WARRANTIES

                  The Company represents and warrants to the Lender as follows:

                  (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification (except where the failure to be so qualified would not have a material adverse effect on the business, assets or financial condition of the Company). The Company has the corporate power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted, and to execute, deliver and perform the terms of this Debenture.

                  (b) The execution and delivery by the Company of this Debenture and the performance by the Company of its obligations hereunder, including the issuance of the Common Stock pursuant to the conversion rights set forth herein, (i) have been duly authorized by all requisite corporate action,
(ii) have been consented to by any third party whose consent is required, and
(iii) will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation of the Company, as amended, or the Bylaws of the Company, as amended, or any provision of any material indenture, agreement or other instrument to which the Company or any of its respective properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

                  (c) Neither the issuance, sale nor delivery of this Debenture nor the shares of Common Stock into which it may be partially or wholly converted, are subject to any preemptive right of stockholders of the Company or to any right of first refusal or other right in favor of any person.

                  (d) All designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of the Common Stock of the Company are as set forth in the Certificate of Incorporation of the Company and the corporation laws of the State of Delaware.

         IN WITNESS WHEREOF, the Company has caused this Debenture to be executed, sealed and delivered on the date first above written.

                                        AM COMMUNICATIONS, INC.

                                        By:_______________________________
                                           Javad K. Hassan, CEO












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